EXHIBIT 10.6
------------


                           EMPLOYMENT AGREEMENT
                           --------------------

      This Employment Agreement ("Agreement") is entered into as of the first day of May, 1998 by and between InPath, LLC, a Delaware Limited Liability Company ("InPath"), and Peter P. Gombrich ("Employee").

                                 RECITALS
                                 --------

      InPath desires to have the benefits of Employee's knowledge and experience as a full time senior executive without distraction by employment-related uncertainties and considers such employment a vital element of protecting and enhancing the best interests of InPath and its shareholders.

      Employee desires to be employed full time with InPath.

      InPath desires to assure itself of the continued services of Employee, and Employee desires to render services to InPath.

      In consideration of the mutual covenants and other good and valuable consideration, the parties agree as follows:

      1. TERM. InPath shall employ Employee for a five (5) year period commencing May 1, 1998 (the "Effective Date") and ending April 30, 2003, unless terminated as provided in Sections 5 or 6. This Agreement shall automatically renew for additional one (1) year terms unless either party delivers to the other written notice of non-renewal at least 60 days prior to the end of the term. In addition, if a Change of Control as defined in section 7(d) occurs when less than one (1) year remains prior to the expiration of this Agreement, this Agreement shall be automatically extended until the first anniversary of the date on which the Change of Control occurred. The period during which Employee is employed by InPath is the "Employment Period."

      2. DUTIES. Employee shall serve as the Chief Executive Officer and Chairman and shall exercise the authority and assume the responsibilities typically given to the chief executive officer of a corporation similar in size and nature to InPath, and shall assume any other duties and responsibilities as the Board of Directors may prescribe that are consistent with the duties of the chief executive officer of a company similar in size and nature to InPath. Throughout the Employment Period, Employee shall devote substantially all of his time, attention and efforts during normal business hours to the performance of his duties. Employee shall not render any services as a director, trustee, officer, employee or consultant to any other organization without the prior approval of the Board of Directors.

      3. COMPENSATION. During the Employment Period, InPath shall compensate Employee as follows:

      (a) A base annual salary determined by the Board of Directors consistent with its practices for executive officers of InPath, but not less than $200,000 per year, payable in accordance with InPath's customary payroll practices;

      (b) Bonuses as determined by the Board of Directors, but with a minimum annual bonus of not less than 25% of the Employee's base annual salary applicable in that year;

      (c) If Employee's base annual salary is increased at any time, it shall not thereafter be decreased;

      (d)   A monthly automobile allowance of $750.

      4.  EMPLOYEE BENEFITS.

      (a) Employee shall be entitled, on a basis commensurate with Employee's position with InPath, to full participation in, and service credit for benefits as provided under, all life, accident, medical payment, health and disability insurance, retirement pension, salary continuation, expense reimbursement and other employee benefit and perquisite policies, plans, programs and arrangements that generally are made available to executive officers of InPath, except for such arrangements that the Board of Directors, in its discretion, shall adopt for select employees to compensate them for special or extenuating circumstances.

      (b) Employee shall be entitled to five (5) weeks of annual vacation leave at full pay.

      (c) Employee shall be entitled to participate in all bonus, incentive, profit-sharing, stock option, stock purchase, stock appreciation, discretionary pay and similar policies, plans programs and arrangements that generally are made available to executive officers of InPath.

      (d) Nothing in this Agreement shall limit in any way Employee's participation in any other benefit plans or arrangements as are from time to time approved by InPath.

      5. TERMINATION BY INPATH. InPath may terminate this Agreement without entitling Employee to the severance benefits provided by Sections 7 and 8 only under the following circumstances:

            (a) DEATH, TOTAL DISABILITY OR RETIREMENT. This Agreement shall be terminated upon Employee's death or retirement. This Agreement shall be terminated if, as a result of Employee's incapacity resulting from physical or mental illness or disease that is likely to be permanent, Employee is unable to perform his duties for a period of more than 120 consecutive days during any twelve (12) month period and Employee is qualified and eligible to receive disability benefits under the long-term disability plan then in effect for executive officers of InPath; and

            (b) CAUSE. InPath may terminate this Agreement for cause, which means:

                  (i) the repeated, willful and continued failure by Employee to follow the reasonable instructions of the Board of Directors of InPath after Employee has been given written notice of the failure and a period of at least thirty (30) days to cure the failure;

                  (ii) the willful commission by Employee of acts that are dishonest and materially injurious to InPath;

                  (iii) the conviction of Employee of a felony; or

                  (iv)  drug addiction.

      InPath's termination of this Agreement for any reason other than those specified in this Section 5 shall be a termination without cause. No breach or default by Employee shall be deemed to have occurred unless written notice is given to Employee within sixty (60) days after InPath first learns of the breach or default and it is not cured within thirty
(30) days after notice is given to Employee.

      6. TERMINATION BY EMPLOYEE. Employee may terminate this Agreement, and shall be entitled to severance compensation and benefits as provided in Sections 7 and 8 if:

            (a) at any time more than 120 days after the occurrence of a Change of Control, for any reason or no reason at all; or

            (b) for Good Reason, provided that Employee terminates this Agreement no later than ninety (90) days following the occurrence of an event constituting Good Reason. "Good Reason" means the occurrence of any of the following:

                  (i) The assignment of duties to Employee that are materially inconsistent with Employee's position, duties and status as contemplated by this Agreement (without the express written consent of Employee);

                  (ii) Any action by InPath that results in a material adverse change in the nature or scope of the position, duties, authorities, responsibilities or functions of Employee as contemplated by this Agreement, except for strategic reallocations of the personnel reporting to Employee;

                  (iii) Employee's base annual salary, as may be increased from time to time, is reduced, Employee's right to participate in any policy, plan, program or arrangement of the type referred to in Section 4(c) is changed or terminated, or Employee's right to benefits of the type referred to in Section 4(a) is changed, terminated or denied;

                  (iv) InPath relocates its principal executive offices, or requires Employee to change his principal location of work to any location that is more than fifty 50 miles from his principal location of work on the Effective Date, or requires Employee to travel away from his office in the course of discharging Employee's responsibilities or duties significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of Employee prior to the Effective Date, in either case without Employee's prior written consent; provided, however, that InPath has the right to make temporary assignments for a reasonable period of time at other locations where InPath has a special need for Employee's services;

                  (v) Employee is not re-elected or is removed as a member of the Board of Directors; or

                  (vi) Without limiting the generality or effect of the foregoing, InPath fails to comply with any of its obligations in any material respect.

      7.    SEVERANCE PAYMENT AFTER CHANGE OF-CONTROL.

            (a) If, following the occurrence of a Change of Control, InPath terminates this Agreement without cause or Employee resigns for Good Reason, Employee shall receive a lump sum severance payment equal to three
(3) times Employee's Base Amount, as defined in subsection (b) below.

            (b)   "Base Amount" means the sum of:

                  (i) Employee's annual base salary in effect immediately prior to the termination of this Agreement; plus

                  (ii) the highest incentive compensation paid to Employee in any of the two consecutive annual incentive compensation periods ending immediately prior to the termination of this Agreement; plus

                  (iii) the monthly automobile allowance Employee is entitled to receive pursuant to Section 3(d), multiplied by 12.

            (c) If a Change of Control occurs, despite the terms of any applicable plan or arrangement to the contrary,

                  (i) Employee's unit options and unit appreciation rights shall immediately vest and be immediately exercisable,

                  (ii) any risk of forfeiture included in restricted unit grants made to Employee shall immediately lapse, and

                  (iii) Employee's rights in all other employee benefit and compensation plans shall immediately vest, provided that Employee's rights under any plan or arrangement of InPath described in Section 28OG(b)(6) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto (the "Code"), shall not be altered as a result of this subsection
(c).

            (d) A "Change of Control" shall be deemed to have taken place if:

                  (i) if, prior to the date InPath becomes a publicly held corporation, any outside person(s) or entity(ies) directly or indirectly acquire fifteen percent (15%) or more of the units or the combined voting power of InPath;

                  (ii) if InPath becomes a publicly held corporation, and if any person, as that term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except the unitholders of record immediately prior to the initial public offering (IPO), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 disclosing that he is the beneficial owner, as defined in Rule l3d-3 under the Exchange Act, directly or indirectly, of securities representing 20% or more of the combined voting power of InPath's then outstanding securities entitled to vote generally in the election of directors (unless such person is known by Employee to already be a beneficial owner on the date of this Agreement;

                  (iii) InPath is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of InPath are exchanged for securities of another corporation or other legal person, and, immediately after such merger, consolidation, reorganization or exchange, less than a majority of the combined voting power of the then outstanding securities of the corporation or person immediately after the transaction are held, directly or indirectly, in the aggregate by the unitholders of InPath immediately prior to such transaction;

                  (iv) InPath, in any transaction or series of related transactions, sells all or substantially all of its assets, and less than a majority of the combined voting power of the then outstanding securities of the purchaser immediately after the sale or sales are held, directly or indirectly, in the aggregate by the unitholders of InPath immediately prior to the sale;

                  (v) InPath sells or disposes of (in any transaction or series of related transactions) business operations that generated two-thirds of its consolidated revenues immediately prior thereto, determined on the basis of InPath's four most recently completed fiscal quarters;

                  (vi) InPath files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing, in response to Form 8-K or Schedule 14A, that a change in control of InPath may have occurred or may occur pursuant to any then-existing contract or transactions;

                  (vii) any other transaction or series of related transactions occurs that has substantially the effect of a transaction specified in any of the preceding clauses in this subsection (d); or

                  (viii) Employee is terminated by InPath, or removed from Employee's office or position without cause within ninety (90) days before a Change of Control occurs.

            (e) Notwithstanding any contrary provision in this Agreement, if any amount or benefit to be paid or provided would be an "Excess Parachute Payment", within the meaning of Section 280G of the Code but for the application of this Subsection 7(e), then the payments and benefits shall be reduced to the minimum extent necessary, but in no event to less than zero, so that no portion of any payment or benefit, as reduced, constitutes an Excess Parachute Payment. The determination of whether any reduction in the payments or benefits is required pursuant to this Section 7(e) shall be made at the expense of InPath. If any payments or benefits intended to be provided must be reduced pursuant to this subsection (e), Employee may designate the payments or benefits to be reduced. InPath shall provide Employee with all reasonably requested information for Employee to make the designation. If Employee fails to make such designation within ten (10) business days of the termination of this Agreement, InPath may effect reduction in any manner it deems appropriate.

            (f) Notwithstanding the provisions of Section 7(d)(i), (ii) and (v), unless otherwise determined in a specific case by majority vote of the Board of Directors, a Change of Control shall not be deemed to have occurred solely because an entity in which InPath directly or indirectly beneficially owns 50% or more of the voting securities, or any InPath sponsored employee stock ownership plan or other employee benefit plan files or becomes obligated to file a report or a proxy statement in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A under the Exchange Act, disclosing beneficial ownership by it of units of InPath, or because InPath reports that a change in control may have occurred or may occur in the future by reason of such beneficial ownership.

            (g)   If this Agreement is not terminated as provided in
Section 7(a), then the rights and obligations of the parties for the balance of the Employment Period shall be governed by this Agreement exclusive of the provisions contained in this Section 7, except this
Section 7 shall continue and become applicable if a subsequent Change of Control occurs during the Employment Period.

      8.    OTHER SEVERANCE BENEFITS.

            (a) If Employee is terminated without cause or Employee resigns for Good Reason, and no Change of Control has occurred, Employee shall receive a severance payment equal to two (2) times Employee's Base Amount as defined in Section 7(b).

            (b) If Employee is terminated without cause or Employee resigns for Good Reason or as provided in Section 6(a), InPath shall continue to provide, at no cost to Employee, basic employee group benefits referred to in Section 4(a) that are welfare benefits, but not pension, retirement or similar compensatory benefits, for Employee and Employee's dependents and are substantially similar to those they were receiving or to which they were entitled immediately prior to the termination of this Agreement for the lesser of one year after termination or until Employee secures new employment. Employee's unit option agreements shall provide for a continuance of the option exercise period for at least two (2) years from the date of Employee's termination without cause and at least one (1) year from the date of Employee's resignation for Good Reason, except that if Employee dies, continuance of the option exercise period shall be at least two (2) years and the exercise period of an option shall not be extended beyond the date on which it would have terminated had Employee continued to be employed by the Company. The preceding sentence shall not apply to any "incentive stock option," as that term is defined in Section 411 of the Code.

            (c) If Employee is terminated without cause or Employee resigns for Good Reason or as provided in Section 6(a), InPath shall promptly, within five (5) business days after a request by Employee, pay or reimburse Employee for the costs and expenses of any executive outplacement firm selected by Employee; provided that InPath's liability under this Subsection (e) shall be limited to $20,000. Employee shall provide InPath with reasonable documentation of outplacement costs and expenses.

      9. TIMING OF PAYMENT. Any severance or other payment under this Agreement shall be paid within thirty (30) days after the event giving rise to Employee's entitlement to the payment or at any other date as the parties agree.

      10. OTHER BENEFITS. The provisions of Sections 7 and 8 shall not affect Employee's participation in or terminate distributions and vested rights under any pension, profit sharing, insurance or other employee benefit plan to which Employee is entitled pursuant to the terms of the plans, except for the acceleration of vested benefits in certain employee benefits pursuant to Section 7(c) and as provided in Section 8(b).

      11. NO MITIGATION OBLIGATION. InPath recognizes that it will be difficult, and may be impossible, for Employee to find reasonable comparable employment following the termination of this Agreement. The non-competition covenant contained in Section 13 further limits the employment opportunities for Employee. In addition, InPath's severance pay policy applicable in general to its salaried employees does not provide for mitigation, offset or reduction of any severance payment. Accordingly, the payment of severance compensation under this Agreement will be liquidated damages, and that Employee shall not be required to seek other employment or otherwise mitigate any payment.

      12. NO RIGHT TO SET OFF. InPath shall not set off against amounts payable to Employee any amounts earned by Employee in other employment, or otherwise, after termination of this Agreement, or any amounts which might have been earned by Employee in other employment had he sought such other employment.

      13. COMPETITIVE ACTIVITY. For two (2) years following the termination of this Agreement, if Employee receives payments and benefits under this Agreement, Employee shall not, without the prior written consent of the Board of Directors, engage in any Competitive Activity.
"Competitive Activity" means Employee's participation in the management of any business if it engages in substantial and direct competition with InPath and the business' sales of any competing product or service amounted to 25% or more of its net sales for its most recently completed fiscal year, and if InPath's net sales of a competing product or service amounted to 25% or more of InPath's net sales for its most recently completed fiscal year. "Competitive Activity" shall not include

            (a) the mere ownership of securities in any business and the exercise of rights appurtenant thereto, or

            (b) participation in the management of any business other than in connection with that business' operations competitive with InPath.

      14.  NON-DISCLOSURE OF INFORMATION.

            (a) During the Employment Period, and at all times thereafter, except in the performance of Employee's obligations to InPath, Employee shall not, directly or indirectly, use or authorize the use of any confidential or other proprietary information ("Confidential Information") of InPath including but not limited to trade secrets, product specifications and ideas, manuals, systems, procedures, confidential reports, customer lists, sales or distribution methods, patentable information and data and financial information concerning InPath, which Confidential Information has been made known, whether or not with the knowledge and permission of InPath, and whether or not developed, devised or otherwise created in whole or in part by the efforts of Employee, to Employee by reason of Employee's activities on behalf of InPath. Employee shall not reveal, divulge or make known any Confidential Information to any individual or business organization whatsoever except in performance of Employee's obligations to InPath, with the express permission of the Board of Directors, or as required by operation of law.

            (b) All Confidential Information is the exclusive property of InPath. All business records, papers and documents kept or made by Employee relating to the business of InPath shall be and remain the property of InPath and shall remain in the possession of InPath. Upon the termination of this Agreement or upon the request of InPath at any time, Employee shall promptly deliver to InPath, and shall retain no copies of any written materials, records or documents made by Employee or in Employee's possession concerning the business and affairs of InPath that contain Confidential Information.

            (c) Without limiting the remedies available to InPath, Employee acknowledges that a breach of any of the covenants contained in
Section 13 and this Section 14 may result in material irreparable injury to InPath for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of a breach or threatened breach, InPath may obtain a temporary restraining order and a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by Section 13 or this
Section 14 or any other relief as may be required to specifically enforce any of the covenants in such Sections.

      15.   INVENTIONS.

            (a) Employee shall promptly and fully disclose to InPath any and all ideas, improvements, discoveries and inventions, whether or not they are believed to be patentable ("Inventions"), which Employee conceives or first actually reduces to practice, either alone or with others, during the Employment Period, and which relate to the business now or hereafter carried on or contemplated by InPath, or which result from any work performed by Employee for InPath.

            (b) All Inventions shall be the sole and exclusive property of InPath, and during the Employment Period and at all times thereafter, Employee shall, upon request, execute and assign any and all applications, assignments and other instruments that InPath shall deem necessary or appropriate to apply for or obtain a United States patent, trademark or copyright and/or any foreign patent, trademark or copyright for any Inventions. Employee shall assign and convey to InPath or its nominee the sole and exclusive right, title and interest in and to any Inventions.

            (c) The provisions of this Section 15 do not apply to an invention for which no equipment, supplies, facility or Confidential Information of InPath was used, that was developed entirely on Employee's own time, and

                  (i) that does not relate directly to the business of InPath or to InPath's actual or anticipated research or development, or

                  (ii) that does not result from any work performed by Employee for InPath.


      16.  BINDING ARBITRATION: LEGAL FEES AND EXPENSES.

            (a) Any dispute or controversy arising under or in connection with this Agreement prior to the occurrence of a Change of Control shall be resolved exclusively by binding arbitration in Cook County, Illinois, in accordance with the rules of the American Arbitration Association.
Judgment may be entered on the arbitrator's award in any court having jurisdiction. Each party shall bear his or its own costs and expenses of arbitration, but if Employee is the prevailing party in such arbitration, in whole or in part, InPath shall pay as part of the award all attorney's and related fees, costs and expenses incurred by Employee in connection with the arbitration.

            (b) If a Change of Control occurs and Employee determines, in good faith, that InPath has failed to comply with any of its obligations under this Agreement, or InPath or any other person takes or threatens to take any action to declare this Agreement void or unenforceable or institutes any litigation, arbitration proceeding or other action or proceeding designed to deny or recover from Employee the benefits provided or intended to be provided to Employee, InPath shall pay for, as provided below, counsel selected and retained by Employee, to represent Employee in connection with the initiation or defense of any litigation, arbitration or other legal action, whether by or against InPath or any director, officer, unitholder or other person affiliated with InPath, in any jurisdiction. Within ten (10) business days after receipt of Employee's request referencing this Section 16(b), InPath shall pay or reimburse Employee for fees and expenses incurred, or reasonably anticipated to be incurred, in accordance with the request and this Section 16(b). InPath shall pay and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by Employee in connection with any of the foregoing, excluding any fees and expenses related to an unsuccessful appeal filed by Employee of an adjudication on the merits, any motion for a new trial filed by Employee that is denied or any other motion filed by Employee for reconsideration or review that is denied.

      17. WITHHOLDING OF TAXES. InPath may withhold from any amounts payable under this Agreement federal, state, city or other taxes as required by law or government regulation.

      18. NOTICES. All notices, requests, demands and other communications called for or contemplated by this Agreement shall be in writing and shall be deemed given when delivered personally or when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the parties, their successors in interest or assignees at the following addresses or such other addresses as the parties may designate:

      If to InPath:     InPath, LLC
                        900 N. Franklin Street, Suite 210
                        Chicago, Illinois  60610
                        Attn: Secretary

      If to Employee:   Peter P. Gombrich
                        1705 N. Dayton Street
                        Chicago, Illinois 60614

      19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to Illinois' principles of conflict of laws. Venue will be solely in the state or federal courts located in Cook County, Illinois, subject only to Section 16(a).

      20. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision of this Agreement held to be invalid or unenforceable shall be reformed only to the extent necessary to make it valid and enforceable.

      21. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter, and supersedes all negotiations, prior discussions, preliminary agreements and employment arrangements between Employee and InPath. This Agreement may not be amended, nor may any of its provisions be waived, except in a writing executed by the parties.

      22. EFFECT ON SUCCESSORS IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the heirs, administrators, executors and successors of each of the parties, including without limitation any person acquiring, directly or indirectly, all or substantially all of the business and/or assets of InPath by purchase, merger, consolidation, reorganization or otherwise, and such successor shall thereafter be deemed "InPath" for purpose of this Agreement. This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations except as expressly provided in this Section. Without limiting the generality of the foregoing, Employee's right to receive payments shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by bequest or devise or by the laws of descent and distribution and, upon any attempt to assign or transfer contrary to this Section, InPath shall have no liability to pay any amount attempted to be assigned, transferred or delegated.

      23. EFFECTIVENESS. This Agreement shall be effective upon the Effective Date.

      24. CAPTIONS. The captions and headings of the sections are inserted only as a convenience and do not define, limit or otherwise describe the scope of this Agreement or the intent of any of its provisions.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                        INPATH, LLC

                        By:   /s/ Peter P. Gombrich
                              ----------------------------------------
                              Authorized Representative of the
                              Board of Directors


                        By:   /s/ Peter P. Gombrich
                              ----------------------------------------
                              Peter P. Gombrich

                  AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                  ---------------------------------------

      This is Amendment No. 1, dated as of December 4, 1998, to that certain Employment Agreement (the "Original Agreement") dated as of May 1, 1998 between InPath, LLC, a Delaware limited liability company ("InPath"), and Peter P. Gombrich ("Employee").

                                 RECITALS:
                                 ---------

      Inpath and the members of Inpath are contemporaneously herewith entering into a Stock and Membership Interest Exchange Agreement with Bell National Corporation and Alexander M. Milley (the "Exchange Agreement"), and it is a condition to the closing of the transactions contemplated by such agreement that the Original Agreement be amended to modify the term of the Employee's employment, clarify certain circumstances under which the Employee may be terminated and clarify that the transactions contemplated thereby shall not constitute a "Change of Control" for purposes of the Original Agreement.

      In consideration of the mutual covenants and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                 COVENANTS
                                 ---------

      1. AMENDMENTS TO ORIGINAL AGREEMENT. The Original Agreement is hereby amended as follows:

            (a) Paragraph 1 of the Original Agreement is hereby amended by deleting the first two sentences thereof and inserting in their place:

            InPath shall employ Employee for a three (3) year period, commencing May 1, 1998 (the "Effective Date") and ending April 30, 2001, unless terminated as provided in Sections 5 or 6. This Agreement shall automatically renew for additional two (2) year terms unless either party delivers to the other written notice of non-renewal at least sixty (60) days prior to the end of the term.

            (b) Section 3(b) of the Original Agreement is hereby amended by deleting the comma after the word "Directors", by adding the words "of Bell National Corporation" after "Directors, and deleting the words "but with a minimum annual bonus of not less than 25% of the Employee's base annual salary applicable in that year".

            (c) Section 5(b) of the Original Agreement is hereby amended by deleting the word "or" at the end of clause (iii), by deleting the period at the end of clause (iv) and inserting a semicolon and by inserting the following after clause (iv):

            (v) InPath materially deviates from its business and financial plan as from time to time approved by the Board of Directors of Bell National Corporation, and such deviation directly results in a material and adverse change in or to the business of InPath.

      2. CHANGE IN CONTROL. Employee agrees that the transactions contemplated by the Exchange Agreement will not constitute a "Change of Control," as defined in Section 7(d) of the Original Agreement.

      3. REAFFIRMATION OF ORIGINAL AGREEMENT. Except as otherwise specifically set forth herein, the Original Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Original Agreement as of the date first set forth above.


                        /s/ Peter P. Gombrich
                        ------------------------------
                        Peter P. Gombrich



                        InPath, LLC

                        By:   /s/ Peter P. Gombrich
                              ------------------------
                        Its:  CEO
                              ------------------------